                                  Filed pursuant to Rule 424(b)(3)
                                  Registration No. 333-24379
                                  Supplementing Proxy Statement/Prospectus dated May 8, 1997

                   LETTER OF TRANSMITTAL AND FORM OF ELECTION
                        AS TO SHARES OF COMMON STOCK OF
                                   CU BANCORP

    This Letter of Transmittal and Form of Election ("Letter of Transmittal") is provided in connection with the proposed merger (the "Merger") of CU Bancorp ("CU") with and into Pacific Century Financial Corporation ("PCFC") pursuant to the Agreement and Plan of Reorganization between them dated as of February 24, 1997 (the "Merger Agreement").

    This Letter of Transmittal must be completed by holders of shares of Common Stock, no par value, of CU (the "Shares" or "CU Stock") who wish to make an election (an "Election") as to the form of consideration (the "Merger Consideration") into which such holders' Shares are to be converted in the Merger. For an Election to be properly made and effective, this Letter of Transmittal, properly completed, together with the certificates (the "Certificates") representing Shares covered by such Election (or (i) with a Guarantee of Delivery as provided herein or (ii) the documents required pursuant to Instruction C4 concerning lost certificates) and all other required documents, must be received by the Exchange Agent prior to 5:00 p.m., Eastern Daylight Time, on June 30, 1997, unless extended to a later date by the mutual agreement of PCFC and CU (the "Election Deadline"). Such Election is subject to
(a) the terms, conditions, and limitations set forth in the Merger Agreement, which is attached as Appendix A to and summarized by the Proxy Statement/Prospectus relating to the Merger dated May 8, 1997 (the "Proxy Statement/Prospectus"), and (b) the accompanying instructions. The Merger Agreement and the Proxy Statement/Prospectus are incorporated herein by reference. Any capitalized terms used in this Letter of Transmittal but not defined herein shall have the meanings given to them in the Proxy Statement/ Prospectus. Additional copies of the Proxy Statement/Prospectus are available from CU upon request (see Instruction C3). THE INSTRUCTIONS TO THIS LETTER OF TRANSMITTAL SHOULD BE READ CAREFULLY BEFORE THIS LETTER OF TRANSMITTAL IS COMPLETED.

    Shareholders should deliver this Letter of Transmittal, properly completed and accompanied by all required documents no later than the Election Deadline, to the Exchange Agent at the address set forth below.

                             The Exchange Agent is:

                   CONTINENTAL STOCK TRANSFER & TRUST COMPANY
                                   2 BROADWAY
                            NEW YORK, NEW YORK 10004
                    TELEPHONE: (212) 509-4000, EXTENSION 535
                           FACSIMILE: (212) 509-5150

    Delivery of this Letter of Transmittal to an address other than as set forth above will not constitute a valid delivery. You must sign this Letter of Transmittal where indicated below and complete the Substitute Form W-9 provided herewith.

    This Letter of Transmittal, completed, signed and accompanied by your Certificates (or a completed Guarantee of Delivery) and all other required documents, should be returned to the Exchange Agent in the accompanying envelope. Unless you intend to exercise dissenters' rights (see Instruction
A10), you should complete and return this Letter of Transmittal and the other required documents prior to the Election Deadline, whether or not you intend to vote "for" the Merger Agreement and the Merger. If the Merger is not consummated, your Certificates will be returned to you. However, if the Merger is consummated, you will not have another opportunity to make an Election as to the form of Merger Consideration you prefer to receive.

    Do not enclose the proxy card with this Letter of Transmittal. The proxy card should be returned to CU's stock transfer agent, U. S. Stock Transfer Corporation, 1745 Gardena Avenue, Glendale, California 91204-2991.

    ALL SHAREHOLDERS SHOULD COMPLETE THE DESCRIPTION OF SHARES IN BOX A TO SPECIFY THE SHARES COVERED HEREBY.

                                     BOX A

----------------------------------------------------------------------------
                           DESCRIPTION OF SHARES
                    LIST BELOW THE SHARES TO WHICH THIS
                 LETTER OF TRANSMITTAL AND ELECTION RELATES
                  (ATTACH ADDITIONAL SHEETS IF NECESSARY)
                  NAME AND ADDRESS OF REGISTERED HOLDER(S)
                         (PLEASE FILL IN, IF BLANK)

----------------------------------------------------------------------------
   CERTIFICATE NO. OF
      CERTIFICATES
      SURRENDERED
     OR COVERED BY            NUMBER OF SHARES          NUMBER OF SHARES
      GUARANTEE OF             REPRESENTED BY             AS TO WHICH
       DELIVERY*             EACH CERTIFICATE*          ELECTION IS MADE
----------------------------------------------------------------------------
------------------------  ------------------------  ------------------------
------------------------  ------------------------  ------------------------
------------------------  ------------------------  ------------------------
------------------------  ------------------------  ------------------------
------------------------  ------------------------  ------------------------
------------------------  ------------------------  ------------------------
------------------------  ------------------------  ------------------------

                               TOTAL SHARES:             TOTAL SHARES:
                                  -------                   -------
----------------------------------------------------------------------------

* Need not be completed by shareholders delivering Shares by book-entry transfer.

    In lieu of delivering Certificates herewith, shareholders may make an Election by delivering a Letter of Transmittal prior to the Election Deadline and complying with Guarantee of Delivery procedures, including (i) the delivery with the Letter of Transmittal of a completed Guarantee of Delivery set forth in Box B and (ii) delivery of the Certificates or Shares covered thereby on a timely basis. See Instruction A2. Elections with respect to all Shares subject to a Guarantee of Delivery must be made at the time the Guarantee of Delivery is executed. If the guarantor fails to deliver the Certificates (or the Shares by book-entry transfer) in accordance with the terms of the Guarantee of Delivery, any purported Election with respect to Certificates or Shares subject to such guarantee will be void.

                                     BOX B

--------------------------------------------------------------------------------
                             GUARANTEE OF DELIVERY
         (TO BE USED ONLY IF CERTIFICATES ARE NOT SURRENDERED HEREWITH)
                               SEE INSTRUCTION A2
The undersigned, a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company (other than California United Bank) having an office or correspondent in the United States, hereby guarantees delivery to the Exchange
Agent, at its address set forth above, of Certificates for the Shares to which this Letter of Transmittal relates, duly endorsed in blank or otherwise acceptable in form for transfer on the books of CU (or, if so indicated below, guarantees delivery of such Shares to the Exchange Agent by book-entry transfer), no later than 5:00 p.m., Eastern Daylight Time, on the third New York
Stock Exchange trading day after the date of execution of this Guarantee of
Delivery. THIS BOX IS NOT TO BE USED TO GUARANTEE SIGNATURES. SEE BOX F.

Dated: ------------------------, 1997
                                         -------------------------------
                                                  (Firm--Please Print)

No. of Shares: -------------------
                                         -------------------------------
                                                 (Authorized Signature)

/ /  Check this box if Shares will be
   delivered by book-entry transfer.
                                         -------------------------------

                                         -------------------------------

                                         -------------------------------
                                                        (Address)

                                         Tel. No. (including area code):

                                         -------------------------------

To: Continental Stock Transfer & Trust Company
    2 Broadway
    New York, New York 10004

Ladies and Gentlemen:

    The undersigned hereby surrenders the Certificates listed in Box A above (or guarantees delivery of such Certificates or the Shares covered hereby in accordance with a Guarantee of Delivery), and makes the Election set forth in Box C below, or, if an Election is not duly made, elects to have the undersigned's Shares treated as Undesignated Shares.

    The undersigned understands that the purposes of the election procedures described herein are to permit holders of Shares to express their preferences for the type of consideration they wish to receive in the Merger, and further understands that no less than 60% and no more than 80% of the issued and outstanding Shares of CU Stock may be exchanged for shares of PCFC Stock in the Merger. In addition, the Election by each holder of CU Stock, including this Election by the undersigned, will be subject to the results of the election and proration procedures set forth in the Merger Agreement and summarized in the Proxy Statement/Prospectus under the caption "THE MERGER--Consideration Payable Upon Consummation of the Merger". Accordingly, there can be no assurance that the undersigned holder will receive the proportion of PCFC Stock and/or cash indicated by such holder's Election. Receipt of the Proxy Statement/Prospectus, including the Merger Agreement attached as Appendix A thereto, is hereby acknowledged.

    In connection with the Merger, subject to the election and proration procedures set forth in the Merger Agreement, each holder of CU Stock is entitled, with respect to the Merger Consideration to be received for such holder's Shares of CU Stock, to (i) elect to receive for every such Share a fraction of a share of PCFC Stock equal to the Exchange Ratio (as defined below) (a "Stock Election"), (ii) elect to receive for every such Share cash in the amount of $15.34, or (iii) elect to receive a combination of shares of PCFC Stock (at the rate of the Exchange Ratio for a whole share of CU Stock) for a specified number of such holder's Shares and cash (at the rate of $15.34 for a whole share of CU Stock) for a specified number of such holder's Shares (a "Combination Election"). If a holder does not make an Election, his or her Shares will be deemed "Undesignated Shares" (as defined in the Merger Agreement). The "Exchange Ratio" is the quotient obtained by dividing (A) $15.34 by (B) the average of the daily closing prices of a share of PCFC Stock on the New York Stock Exchange as reported in The Wall Street Journal for the twenty consecutive trading days ending on the third trading day immediately prior to the Closing Date (as defined in the Merger Agreement) (the "Average Price of PCFC Stock"), provided however, that (i) if the Average Price of PCFC Stock is more than $51.03125, the Exchange Ratio will be fixed at .3006; and (ii) if the Average Price of PCFC Stock is less than $37.71875, the Exchange Ratio will be fixed at .4067.

    If (as currently anticipated) the Closing Date is July 3, 1997, the Exchange Ratio will not be determinable prior to the date of the Election Deadline.

    Notwithstanding the foregoing, the holder of Shares exchanged pursuant to the Merger who would otherwise have been entitled to receive a fraction of a share of PCFC Stock will receive cash (without interest) in an amount equal to such fractional part of a share of PCFC Stock multiplied by the Average Price of PCFC Stock.

    Neither the PCFC Board of Directors nor the CU Board of Directors makes any recommendation as to the type of consideration shareholders should elect to receive. Each shareholder must make his or her own decision with respect to such Election.

    By completing Box C below, each CU shareholder may choose to make a Cash Election, a Stock Election, a Combination Election, or no election with respect to the Shares held by such holder.

                                     BOX C

                                               ELECTION
                                         (Check only one box)

    The undersigned, subject to the terms and conditions set forth in this Letter of Transmittal, including the Merger Agreement incorporated herein by reference, makes the following Election with respect to the undersigned's Shares covered hereby:

    / /  A Cash Election with respect to ALL of such Shares.

    / /  A Stock Election with respect to ALL of such Shares.

    / /  A Combination Election, in which the following numbers of such Shares will be converted into cash and PCFC Stock, respectively:

                                         COMBINATION ELECTION
                            (FILL IN NUMBERS OF SHARES TO BE SO CONVERTED)
                            CASH                 STOCK                TOTAL
                       (NO. OF SHARES)      (NO. OF SHARES)      (NO. OF SHARES)

    / /  No Election.

    Any Shares of the undersigned as to which the undersigned has not made an effective Election will constitute Undesignated Shares.

                           CONTINUED ON REVERSE SIDE

    THE UNDERSIGNED HEREBY CERTIFIES THAT THE ELECTION SET FORTH HEREIN COVERS ALL OF THE SHARES OF CU STOCK REGISTERED IN THE NAME OF THE UNDERSIGNED AND EITHER (I) BENEFICIALLY OWNED BY THE UNDERSIGNED, OR (II) OWNED BY THE UNDERSIGNED IN ANY REPRESENTATIVE OR FIDUCIARY CAPACITY FOR A PARTICULAR BENEFICIAL OWNER OR FOR ONE OR MORE BENEFICIAL OWNERS.

    The undersigned authorizes and instructs you, as Exchange Agent, to deliver the Shares covered hereby and to receive on behalf of the undersigned, in exchange for the Shares covered hereby, any check for the cash and/or any certificates for the shares of PCFC Stock issuable in the Merger.

    The undersigned understands and acknowledges that all questions as to the validity, form, and eligibility of any Election and delivery and/or surrender of Certificates and Shares hereunder shall be determined by the Exchange Agent, or as otherwise provided by the Merger Agreement or Instruction A7 hereof, and any such determinations shall be final and binding. No authority herein conferred or agreed to be conferred shall be affected by, and all such authority shall survive, the death or incapacity of the undersigned. All obligations of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors, and assigns of the undersigned.

    Unless otherwise indicated in Box D below entitled "Special Payment Instructions," please issue any check and register any certificate for shares of PCFC Stock in the name of the registered holder(s) of the Shares appearing in Box A above under "Description of Shares." Similarly, unless otherwise indicated in Box E below entitled "Special Delivery Instructions," please mail any check and any certificate for shares of PCFC Stock to the registered holder(s) of the Shares at the address(es) of the registered holder(s) appearing in Box A above under "Description of Shares." In the event that Boxes D and E entitled "Special Payment Instructions" and "Special Delivery Instructions" are both completed, please issue any check and any certificate for shares of PCFC Stock in the name(s) of, and mail such check and such certificate to, the person(s) so indicated.

                BOX D                                     BOX E
           SPECIAL PAYMENT                          SPECIAL DELIVERY
            INSTRUCTIONS                              INSTRUCTIONS
    (SEE INSTRUCTIONS A6 AND C2)                  (SEE INSTRUCTION C2)

To be completed ONLY if the check is      To be completed ONLY if the check or
to be made payable to, or the             the certificates for shares of PCFC
certificates for shares of PCFC Stock     Stock are to be mailed to someone
are to be registered in, the name of      other than the undersigned or to the
someone other than the undersigned.       undersigned at an address other than
                                          that shown under "Description of
                                          Shares."
                                          Mail checks and/or certificate to:

Name: -------------------------------     Name: -------------------------------
(Please Print)                            (Please Print)
Address: --------------------------       Address: --------------------------
       ----------------------------       -----------------------------------
       ----------------------------       -----------------------------------
       (Include Zip Code)                 (Include Zip Code)

                                   IMPORTANT!
                         ALL CU SHAREHOLDERS SUBMITTING
                   THIS LETTER OF TRANSMITTAL MUST SIGN HERE

    The undersigned hereby represents and warrants that the undersigned has full power and authority to complete and deliver this Letter of Transmittal and to surrender the Certificate(s) surrendered herewith (or any Certificates or Shares covered by a Guarantee of Delivery in accordance with the terms hereof), free and clear of any liens, claims, charges, or encumbrances whatsoever. The undersigned, upon request, shall execute and deliver all additional documents deemed by the Exchange Agent or PCFC to be necessary or desirable to complete the sale, assignment, transfer, cancellation, and retirement of the Shares covered hereby.

                                                         BOX F

SIGN HERE:                                        SIGNATURE GUARANTEE
------------------------------------          (COMPLETE ONLY IF REQUIRED)
------------------------------------          SEE INSTRUCTIONS A5 AND A6
(Signature(s) of holder(s))              NOTE: NOTARIZATION BY A NOTARY PUBLIC
Name(s):                                                  IS
------------------------------------                NOT ACCEPTABLE
------------------------------------              FOR USE BY ELIGIBLE
(Please Print)                                    INSTITUTIONS ONLY.
------------------------------------         PLACE MEDALLION GUARANTEE IN
(Area Code and Telephone Number)                     SPACE BELOW.
Dated: ----------------------------

Must be signed by registered
holder(s) exactly as name(s)
appear(s) on stock certificate(s) or
(see Instruction A5) by person(s)
authorized to become registered
holder(s) by certificates and
documents transmitted herewith. If
signature is by attorney, executor,
administrator, trustee or guardian or
other acting in a fiduciary capacity,
set forth full title and see
Instruction A5.

                           IMPORTANT TAX INFORMATION

    In order to ensure compliance with federal income tax requirements, each holder of Shares is requested to provide the Exchange Agent with his or her correct TIN and to certify whether he or she is subject to backup federal income tax withholding by completing and signing the Substitute Form W-9 below. (See Instruction C7 and accompanying Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9.)

                           PLEASE FILL IN YOUR NAME AND ADDRESS
SUBSTITUTE
FORMW-9                    Name (if joint names, list first
DEPARTMENT OF THE          and circle the name of the person
TREASURY                   or entity whose TIN is entered in
                           Part 1)

INTERNAL REVENUE SERVICE   Address (number and street)
PAYOR'S REQUEST FOR        City, State and Zip Code
TAXPAYER IDENTIFICATION
NUMBER (TIN)
PART 1--PLEASE PROVIDE
YOUR TAXPAYER
IDENTIFICATION NUMBER IN
THE BOX AT RIGHT
AND CERTIFY BY SIGNING      __ __ __ - __ __ - __ __ __ __    __ __ - __ __ __ __ __ __ __
AND DATING BELOW. See           Social Security Number           Employer Identification
"Guidelines for                                                          Number
Certification of Taxpayer
Identification Number"
for instructions.

If you are awaiting your TIN, check the box at right and
complete the "Certificate of Awaiting Taxpayer
Identification Number" below.                                 Awaiting TIN  / /
PART 2--IF YOU ARE EXEMPT FROM BACKUP WITHHOLDING,
check the box at right                                        Exempt  / /
PART 3--CERTIFICATION
UNDER PENALTIES OF PERJURY, I CERTIFY THAT:

    (1)  The number shown on this form is my correct Taxpayer Identification Number (or I am waiting for a number to be issued to me) and

    (2)  I am not subject to backup withholding because (a) I am exempt from backup withholding or (b) I have not been notified by the Internal Revenue Service
         ("IRS") that I am subject to backup withholding, as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding

CERTIFICATION INSTRUCTIONS--You must cross out item (2) above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return. However, if after being notified by the IRS that you are subject to backup withholding you received another notification from the IRS stating that you are no longer subject to backup withholding, do not cross out item
(2).

  Signature ---------------------------------------------  Date ------------------, 1997

NOTE: FAILURE TO COMPLETE AND RETURN THE SUBSTITUTE FORM W-9 WITH THIS ELECTION FORM AND LETTER OF TRANSMITTAL MAY RESULT IN BACKUP WITHHOLDING OF 31% OF ANY PAYMENTS MADE TO YOU PURSUANT TO THE MERGER. PLEASE REVIEW INSTRUCTION C7 AND "GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9" PROVIDED HEREWITH FOR ADDITIONAL DETAILS.

             CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER

I certify under penalties of perjury that a taxpayer identification number has not been issued to me, and either (a) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center or Social Security Administration Office or (b) I intend to mail or deliver an application in the near future. I understand that if I do not provide a taxpayer identification number within 60 days, 31% of all reportable payments made to me thereafter will be withheld until I provide such number.

   Signature ------------------------------------  Date --------------, 1997

                     INSTRUCTIONS TO LETTER OF TRANSMITTAL

A.  LETTER OF TRANSMITTAL

    1. DELIVERY OF LETTER OF TRANSMITTAL AND CERTIFICATES. This Letter of Transmittal is to be used if Certificates are forwarded herewith or if delivery of the CU Stock covered hereby is guaranteed in accordance with the terms hereof. Certificates evidencing all CU Stock covered hereby (or a Guarantee of Delivery as provided herein), together with a properly completed and duly executed Letter of Transmittal (or manually signed facsimile thereof), with any required signature guarantees, and any other documents required by this Letter of Transmittal, must be received by the Exchange Agent at its address set forth in the Letter of Transmittal prior to the Election Deadline. THE SHARES OF CU SHAREHOLDERS WHOSE LETTERS OF TRANSMITTAL AND ALL REQUIRED DOCUMENTS ARE NOT RECEIVED PRIOR TO THE ELECTION DEADLINE WILL BE TREATED AS UNDESIGNATED SHARES (AS DEFINED IN THE MERGER AGREEMENT). These instructions need not be returned.

    2. GUARANTEE OF DELIVERY. In lieu of forwarding Certificates, shareholders may deliver their Certificates pursuant to the guaranteed delivery procedure contained herein. The Exchange Agent is also authorized to accept, on such conditions as the Exchange Agent determines, book-entry transfers of Shares covered by a Guarantee of Delivery, without tender of Certificates therefor. Pursuant to the guaranteed delivery procedure: (i) a properly completed and duly executed Letter of Transmittal with any required signature guarantees and with Box B entitled "Guarantee of Delivery" properly completed and duly executed, and any other documents required by this Letter of Transmittal, must be received by the Exchange Agent prior to the Election Deadline; and (ii) the Certificates in proper form for transfer (or a confirmation of book-entry transfer of the Shares to the Exchange Agent's account), must be received by the Exchange Agent no later than 5:00 p.m. Eastern Daylight Time on the third New York Stock Exchange trading day after the date of execution of the Guarantee of Delivery. If the guarantor fails to deliver on a timely basis the Certificates (or the Shares pursuant to a book-entry transfer) in accordance with applicable guaranteed delivery procedures, any purported Election with respect to Certificates or Shares subject to such guarantee will be void.

    3. SHARES HELD BY NOMINEES, TRUSTEES OR OTHER REPRESENTATIVES. Any record holder of CU Stock who holds such CU Stock as a nominee, trustee or in another representative or fiduciary capacity (a "nominee") may submit one or more Letters of Transmittal covering the aggregate number of shares of CU Stock held by such nominee for the beneficial owners for whom the nominee is making an Election; provided, that each submission of a Letter of Transmittal by a nominee shall be deemed to constitute a certification by such nominee that such Letter of Transmittal covers all of the CU Stock held by such nominee for a particular beneficial owner. If Certificates are forwarded to the Exchange Agent in multiple deliveries, a properly completed and duly executed Letter of Transmittal must accompany each such delivery. Any nominee who submits a Letter of Transmittal may be required to provide the Exchange Agent with such documents and/or certifications (in addition to any evidence of authority required by Instruction A5) as may be requested in order to satisfy the Exchange Agent that such nominee holds for a particular beneficial owner the CU Stock covered thereby. If any Shares of CU Stock held by a nominee are not covered by an effective Election, they will be deemed to be Undesignated Shares.

    4. METHOD OF DELIVERY. THE METHOD OF DELIVERY OF THIS LETTER OF TRANSMITTAL, CERTIFICATES, AND ALL OTHER REQUIRED DOCUMENTS IS AT THE OPTION AND RISK OF THE SENDER, AND THE DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY THE EXCHANGE AGENT. The risk of loss of such Certificate(s) shall pass only after the Exchange Agent has actually received the Certificate(s). If delivery is by mail, registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to ensure timely delivery by the Election Deadline.

    5. SIGNATURES ON LETTER OF TRANSMITTAL; STOCK POWERS AND CERTIFICATE ENDORSEMENTS. If this Letter of Transmittal is signed by the registered holder(s) of the Shares covered hereby, the signature(s) must correspond with the name(s) on the face of the Certificates evidencing such Shares without alteration, enlargement, or any other change whatsoever.

    If any of the Shares covered hereby are owned of record by two or more persons, all such persons must sign this Letter of Transmittal. If any Certificates delivered herewith are registered in the names of different holders, it will be necessary to complete, sign, and submit as many separate Letters of Transmittal as there are different registrations of such Certificates.

    If this Letter of Transmittal is signed by the registered holder(s) of the Shares covered hereby, no endorsements of Certificates or separate stock powers are required, unless checks or certificates evidencing shares of PCFC Stock are to be payable to the order of, or registered in the name of, a person other than the registered holder(s) of such Shares, in which case Box D must be completed and the Certificate(s) evidencing the Shares must be endorsed or accompanied by appropriate stock powers, in either case signed exactly as the name(s) of the registered holder(s) appear(s) on such Certificate(s). Signatures on such Certificate(s) and stock powers must be guaranteed by an Eligible Institution (as defined in Instruction A6).

    If this Letter of Transmittal is signed by a person other than the registered holder(s) of the Shares covered hereby, the Certificate(s) evidencing such Shares must be endorsed or accompanied by appropriate stock powers, in either case signed exactly as the name(s) of the registered holder(s) appear(s) on such Certificate(s). Signatures on such Certificate(s) and stock powers must be guaranteed by an Eligible Institution.

    IF THIS LETTER OF TRANSMITTAL OR ANY CERTIFICATE OR STOCK POWER IS SIGNED BY A TRUSTEE, EXECUTOR, ADMINISTRATOR, GUARDIAN, ATTORNEY-IN-FACT, OFFICER OF A CORPORATION, OR OTHER PERSON ACTING IN A FIDUCIARY OR REPRESENTATIVE CAPACITY, SUCH PERSON SHOULD SO INDICATE WHEN SIGNING, AND PROPER EVIDENCE SATISFACTORY TO THE EXCHANGE AGENT OF SUCH PERSON'S AUTHORITY TO SO ACT MUST BE SUBMITTED.

    6. GUARANTEE OF SIGNATURES. Except as otherwise provided below, all signatures on this Letter of Transmittal must be guaranteed by a bank, broker, dealer, credit union, savings association, or other entity that is a member in good standing of the Securities Transfer Association's Medallion Program (each, an "Eligible Institution"). No signature guarantee is required on this Letter of Transmittal if this Letter of Transmittal is signed by the registered holder(s) of Certificates covered hereby, unless such holder(s) has completed either the box entitled "Special Delivery Instructions" or the box entitled "Special Payment Instructions." In addition, if a Certificate is registered in the name of a person other than the signer of this Letter of Transmittal, or if checks or certificates are to be payable to the order of or registered in the name of a person other than the registered holder(s), then the Certificate must be endorsed or accompanied by appropriate stock powers, in either case signed exactly as the name(s) of the registered holder(s) appear(s) on the Certificate, with the signature(s) on such Certificate or stock powers guaranteed by an Eligible Institution.

    7. DETERMINATION OF PROPER ELECTION. The Exchange Agent will have the reasonable discretion to determine whether Letters of Transmittal have been properly or timely completed, signed, and submitted, modified or revoked, and to disregard immaterial defects in Letters of Transmittal. In all such matters, the decision of the Exchange Agent, and any decision of PCFC and CU required by the Exchange Agent and made in good faith, shall be conclusive and binding. The Exchange Agent will not be under any obligation to notify any person of any defect in a Letter of Transmittal or other documents submitted to the Exchange Agent. The Exchange Agent shall make all proration computations contemplated by the Merger Agreement (other than computation of the Exchange Ratio, which shall be made by PCFC) and all such computations shall be conclusive and binding on the holders of CU Stock. No alternative, conditional, or contingent Elections will be accepted. If the Exchange Agent shall reasonably determine that any purported Stock Election, Cash Election or Combination Election was not properly made, such purported Stock Election, Cash Election or Combination Election will be of no force and effect and the shareholder making such purported Stock Election, Cash Election or Combination Election shall, for purposes hereof and the Merger Agreement, be deemed not to have made an Election and the Shares covered thereby shall be deemed to be Undesignated Shares.

    8. INADEQUATE SPACE. If the space provided in Box A under "Description of Shares" is inadequate, the Certificate numbers, the number of Shares evidenced by such Certificates, and the number of Shares with respect to which Elections are made should be listed on a separate schedule and attached to the Letter of Transmittal.

    9. TERMINATION OF MERGER AGREEMENT. All Elections will be revoked automatically if the Exchange Agent is notified in writing by PCFC or CU that the Merger Agreement has been terminated, and Certificates will be promptly returned to the persons who have submitted them by registered mail (with attendant delay).

    10. DISSENTERS' RIGHTS. Holders of CU Stock who wish to exercise dissenters' rights should not complete this Letter of Transmittal. PCFC will regard any record holder of CU Stock who has delivered a written demand for dissenters' rights and who subsequently delivers a Letter of Transmittal to the Exchange Agent as having withdrawn such demand for dissenters' rights. PCFC will regard any holder who has delivered a Letter of Transmittal and who simultaneously or subsequently makes a written demand for dissenters' rights as having revoked his or her Election. For information concerning dissenters' rights, see the information set forth in Appendix C of the Proxy Statement/ Prospectus and the summary set forth therein under the caption "DISSENTERS' RIGHTS."

B.  ELECTION PROCEDURES

    1. ELECTIONS. By completing Box C entitled "Election" and this Letter of Transmittal, and making the deliveries required hereby, each in accordance with these instructions, a CU shareholder will be permitted to make a Stock Election, Cash Election or Combination Election with respect to the Shares held by such holder. All Elections are subject to the election and proration procedures set forth in Section 2.3 of the Merger Agreement. In connection with making any Election, a CU shareholder should also carefully read, among other items, the information contained in the Proxy Statement/Prospectus under "THE MERGER--Certain Federal Income Tax Considerations." Each CU shareholder should consult his or her own tax advisor as to the specific tax consequences of an Election and the Merger to such shareholder.

    2. TREATMENT OF NON-ELECTING SHARES. Any Shares (other than Dissenting Shares) with respect to which the Exchange Agent does not receive an effective, properly completed Letter of Transmittal prior to the Election Deadline will be deemed to be Undesignated Shares. This Letter of Transmittal will be deemed properly completed only if: (i) an Election is indicated for each Share covered by this Letter of Transmittal, (ii) accompanied by one or more Certificates with respect to such Shares (or (a) such documents concerning lost certificates as are required pursuant to Instruction C4, or (b) a properly executed Guarantee of Delivery with respect to such Shares), and (iii) accompanied by any other documents required by the Exchange Agent or PCFC.

    3. ELECTION DEADLINE. In order for an Election to be effective, the Exchange Agent must receive a properly completed Letter of Transmittal, accompanied by all required documents, no later than 5:00 p.m., Eastern Daylight Time, on June 30, 1997, unless extended to a later date by the mutual agreement of CU and PCFC (the "Election Deadline").

    4. CHANGES TO ELECTIONS. Any holder of CU Stock who has made an Election may, at any time prior to the Election Deadline, change his or her Election by submitting to the Exchange Agent a properly completed and signed revised Letter of Transmittal with all required additional documents, provided that the Exchange Agent receives such revised Letter of Transmittal and other necessary documents prior to the Election Deadline. Any holder of CU Stock may at any time prior to the Election Deadline revoke his or her Election and withdraw his or her Certificates deposited with the Exchange Agent by written notice to the Exchange Agent received prior to the Election Deadline. If an Election is revoked prior to the Election Deadline, the related CU Stock will automatically become Undesignated Shares unless and until a new Election is properly made with respect to such CU Stock on or before the Election Deadline. In such event, upon request of the holder who submitted the revoked Election, Certificates representing the related CU Stock will be returned without charge to such holder.

    5. NO FRACTIONAL SHARES. No certificates representing fractional shares of PCFC Stock will be issued in the Merger. In lieu of any fractional share of PCFC Stock, holders of Shares that are converted into the right to receive PCFC Stock will receive cash (without interest) in an amount equal to such fractional share of PCFC Stock multiplied by the Average Price of PCFC Stock.

    6. UNDESIGNATED SHARES. Holders of CU Stock who do not submit a Letter of Transmittal prior to the Election Deadline must nevertheless submit a properly completed Letter of Transmittal (other than the section pertaining to the Election) and Certificates representing their CU Stock to the Exchange Agent in order to receive the Merger Consideration payable in respect of such Shares. No dividend or other distribution declared or made with respect to PCFC Stock with a record date on or after the Effective Time (as defined in the Merger Agreement) will be paid to the holder of any unsurrendered Certificate for CU Stock until the holder duly surrenders such Certificate.

    7. NO LIABILITY. Neither PCFC, CU nor the Exchange Agent will be liable to any holder of Shares of CU Stock for any shares of PCFC Stock (or dividends or distributions with respect thereto) or cash delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

                           CONTINUED ON REVERSE SIDE

C. RECEIPT OF MERGER CONSIDERATION, SPECIAL INSTRUCTIONS, ADDITIONAL COPIES, LOST CERTIFICATES AND TAXES

    1. RECEIPT OF MERGER CONSIDERATION. As soon as practicable after the Effective Time and after proration procedures are completed, holders who have surrendered their Certificates to the Exchange Agent for cancellation, together with this Letter of Transmittal duly executed and completed in accordance with these instructions and such other documents as are required pursuant to such instructions, shall be entitled to receive in exchange therefor: (i) a check in the amount equal to the cash, if any, which such holder has the right to receive (including any cash in lieu of any fractional shares and any dividends or other distributions to which such holder is entitled) and (ii) a certificate or certificates representing that number of whole shares of PCFC Stock, if any, which such holder has the right to receive. All cash paid or shares of PCFC Stock issued upon conversion of the CU Stock in accordance with the terms of the Merger Agreement shall be deemed to have been paid or issued in full satisfaction of all rights pertaining to such Shares.

    2. SPECIAL PAYMENT AND DELIVERY INSTRUCTIONS. If any check or certificates evidencing shares of PCFC Stock are to be payable to the order of, or registered in the name of, a person other than the person(s) signing this Letter of Transmittal or if such checks or such certificates are to be sent to someone other than the person(s) signing this Letter of Transmittal or to the person(s) signing this Letter of Transmittal but at an address other than that shown in the box entitled "Description of Shares," the "Special Payment Instructions" and/or "Special Delivery Instructions" on this Letter of Transmittal must be completed, and signature guarantees will be required (see Instruction A6).

    3. REQUESTS FOR ASSISTANCE OR ADDITIONAL COPIES. Requests for assistance may be directed to the Exchange Agent at the address or telephone number set forth in the Letter of Transmittal. Additional copies of this Letter of Transmittal, instructions and the Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9, may also be obtained from the Exchange Agent. Additional copies of the Proxy Statement/Prospectus may be obtained from CU Bancorp, 16030 Ventura Boulevard, Encino, California 91436-4487, Attention: Chief Financial Officer, Telephone (818) 907-9122.

    4. LOST, DESTROYED, OR STOLEN CERTIFICATES. If any Certificate representing CU Stock has been lost, destroyed or stolen, the owner of such Certificate should promptly contact the Exchange Agent for additional instructions as to the steps that must be taken in order to replace the Certificates, or complete a valid Election by submission of a Letter of Transmittal accompanied by an appropriate affidavit and indemnification acceptable to the Exchange Agent, PCFC, CU and/or their respective sureties (which may require such person to post or make payment for a bond against any claim that may be made with respect to such Certificate).

    5. STOCK TRANSFER TAXES. If any check or certificate is to be issued in a name other than that in which the Certificates surrendered in exchange therefor are registered, it shall be a condition of such exchange that the person requesting such exchange shall pay the amount of any stock transfer taxes (whether imposed on the registered holder or such person), payable on account of the transfer to such person, to the Exchange Agent or satisfactory evidence of the payment of such taxes, or exemption therefrom, shall be submitted to the Exchange Agent before any such check or certificate is issued.

    6. WITHHOLDING. Following the Merger, PCFC or the Exchange Agent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to the Merger Agreement to any holder of Shares such amounts as it is required to deduct and withhold with respect to the making of such payment, under the Internal Revenue Code of 1986, as amended, or any provision of state, local, or foreign tax law. To the extent that amounts are so withheld by PCFC or the Exchange Agent, such withheld amounts shall be treated for all purposes of the Merger Agreement as having been paid to the holder of the Shares in respect of which such deduction and withholding was made by PCFC or the Exchange Agent.

    7. SUBSTITUTE FORM W-9. Under the federal income tax law, a shareholder who delivers CU Stock is required by law to provide the Exchange Agent (as payor) with such shareholder's correct Taxpayer Identification Number ("TIN") on the enclosed Substitute Form W-9. If such shareholder is an individual, the TIN is such shareholder's social security number. If the Exchange Agent is not provided with the correct TIN, the shareholder may be subject to a $50 penalty imposed by the Internal Revenue Service (the "IRS"). In addition, any cash payments that are made to such shareholder with respect to CU Stock converted in the Merger may be subject to backup withholding of 31%. Certain shareholders (including, among others, all corporations and certain foreign individuals) are not subject to these backup withholding and reporting requirements. In order for a foreign individual to qualify as an exempt recipient, such individual must submit a statement, signed under penalties of perjury, attesting to such individual's exempt status. Forms of such statements can be obtained from the Exchange Agent. If backup withholding applies with respect to a shareholder, the Exchange Agent is required to withhold 31% of any cash payments made to such shareholder. Backup withholding is not an additional tax. Rather, the tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund may be obtained from the IRS.

    To prevent backup withholding on any cash payments that are made to a shareholder with respect to CU Stock covered hereby, the shareholder is required to notify the Exchange Agent of such shareholder's correct TIN by completing the Substitute Form W-9 certifying (i) that the TIN provided on Substitute Form W-9 is correct (or that such shareholder is awaiting a TIN) and (ii) that (a) such shareholder has not been notified by the IRS that such shareholder is subject to backup withholding as a result of a failure to report all interest or dividends or (b) the IRS has notified such shareholder that such shareholder is no longer subject to backup withholding.

    The shareholder is required to give the Exchange Agent the social security number or employer identification number of the record holder of the Shares tendered hereby. If such Shares are in more than one name or are not in the name of the actual owner, consult the enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 for additional guidance concerning which number to report. If the shareholder has not been issued a TIN and has applied for a number or intends to apply for a number in the near future, such shareholder should write "Applied For" in the space provided for the TIN in Part 1, and sign and date the Substitute Form W-9. If "Applied For" is written in Part 1, and the Exchange Agent is not provided with a TIN within 60 days, the Exchange Agent will withhold 31% of all cash payments to such shareholder until a TIN is provided to the Exchange Agent.

    Each CU shareholder should consult his or her own accountant or tax advisor for further guidance in completing the Substitute Form W-9.

                            ------------------------

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

    GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER TO GIVE THE PAYOR.--Social Security numbers have nine digits separated by two hyphens: I.E., 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: I.E., 00-0000000. The table below will help determine the number to give the payor.

-----------------------------------------------------------------
                                       GIVE THE
FOR THIS TYPE OF ACCOUNT:              SOCIAL SECURITY
                                       NUMBER OF--

-----------------------------------------------------------------
       1.  Individual                  The individual

       2.  a. Two or more individuals  The actual owner of the
             (joint account)           account or, if combined
                                       funds, the first
                                       individual on the account
                                       (1)

       3.  Custodian account of a      The minor (2)
           minor (Uniform Gift to
           Minors Act)

       4.  a. The usual revocable      The grantor- trustee (1)
              savings trust (grantor
              is also trustee)

           b. The so-called trust      The actual owner (1)
              account that is not a
              legal or valid trust
              under State law

       5.  Sole proprietorship         The owner (3)
-----------------------------------------------------------------
                                       GIVE THE EMPLOYER
FOR THIS TYPE OF ACCOUNT:              IDENTIFICATION
                                       NUMBER OF--
-----------------------------------------------------------------
       6.  A valid trust, estate or    The legal entity (do not
           pension trust               furnish the identifying
                                       number of the personal
                                       representative or trustee
                                       unless the legal entity
                                       itself is not designated
                                       in the account title) (4)

       7.  Corporation                 The corporation

       8.  Association, club,          The organization
           religious, charitable,
           educational or other
           tax-exempt organization

       9.  Partnership                 The partnership

      10.  A broker or registered      The broker or nominee
           nominee

      11.  Account with the            The public entity
           Department of Agriculture
           in the name of a public
           entity (such as a State or
           local government, school
           district, or prison) that
           receives agricultural
           program payments

______________________________________    ______________________________________

In providing the name on the Substitute Form W-9:

(1) List first and circle the name of the person whose number you furnish.

(2) Circle the minor's name and furnish the minor's social security number.

(3) Show the name of the owner. You may also enter the business or "doing business as" name. You may use either the owner's social security number or Employer Identification Number.

(4) List first and circle the name of the legal trust, estate or pension trust.

NOTE:If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

OBTAINING A NUMBER

    If you don't have a taxpayer identification number or you don't know your number, obtain Form SS-5. Application for a Social Security Number Card, or Form SS-4, Application for Employer Identification Number, at the local office of the Social Security Administration or the Internal Revenue Service ("IRS") and apply for a number.

PAYEES EXEMPT FROM BACKUP WITHHOLDING

    Payees exempt from backup withholding include the following:

 - A corporation

 - A financial institution

 - An organization exempt from tax under
section 501(a), or an individual retirement plan, or a custodial account under section 403(b)(7)

 - The United States or any agency or instrumentality thereof

 - A State, the District of Columbia, a possession of the United States, or any political subdivision or wholly-owned agency or instrumentality thereof

 - A foreign government, a political subdivision of a foreign government, or any wholly-owned agency or instrumentality thereof

 - An international organization or any agency or instrumentality thereof

 - A dealer in securities or commodities registered as such under the laws of the United States or a State

 - A real estate investment trust

 - A common trust fund operated by a bank under
   section 584(a)

 - An entity registered at all times during the year under the Investment Company Act of 1940

 - A foreign central bank of issue.

    Exempt payees described above should file the Substitute Form W-9 to avoid erroneous backup withholding.

PRIVACY ACT NOTICE

    Section 6109 requires most recipients of dividends, interest, or other payments to give taxpayer identification numbers to payers who must report the payments to the IRS. The IRS uses the numbers for identification purposes and to help verify the accuracy of your tax return. Payors must be given the numbers whether or not recipients are required to file tax returns. Payors must generally withhold 31% of taxable interest, dividends, and certain other payments to a payee who does not furnish a taxpayer identification number.

PENALTIES

    (1) PENALTY FOR FAILURE TO FURNISH TAXPAYER IDENTIFICATION NUMBER. If you fail to furnish your taxpayer identification number, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

    (2) CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT TO WITHHOLDING. If you make a false statement with no reasonable basis that results in no backup withholding, you are subject to a penalty of $500.

    (3) CRIMINAL PENALTY FOR FALSIFYING INFORMATION. Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

    FOR ADDITIONAL INFORMATION, CONTACT YOUR TAX ADVISOR OR THE INTERNAL REVENUE SERVICE